UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 6, 2009
LEAP WIRELESS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-29752	33-0811062
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)
5887 Copley Drive
San Diego, California 92111
(Address of Principal Executive Offices)

(858) 882-6000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 8.01. Other Events.
     In connection with the Registration Statement on Form S-4 (File No. 333-162510) of Leap Wireless International, Inc. (“Leap”), Cricket Communications, Inc. (“Cricket”) and the subsidiary guarantors identified therein relating to the proposed exchange offer for Cricket’s 7.75% Senior Secured Notes due 2016, Leap is providing the following information with respect to its financial results for the period ended September 30, 2009.
Other Financial Data
(Unaudited; in millions, except for ratios)

	Nine Months Ended
	September 30,
	2008	2009
Adjusted OIBDA(1)	$322.9	$356.1
Adjusted OIBDA margin(2)	26%	22%
Existing business adjusted OIBDA(1)	$436.3	$530.9
Existing business adjusted OIBDA margin(2)	36%	41%
Ratio of earnings to fixed charges(3)	—	—

(1)	Adjusted OIBDA is defined as operating income (loss) before depreciation and amortization, adjusted to exclude the effects of: gain/loss on sale/disposal of assets; impairment of assets; and share-based compensation expense (benefit). Existing business adjusted OIBDA further adjusts adjusted OIBDA to exclude total revenues attributable to our business operations in markets launched after December 31, 2007 and our Cricket Broadband service offering that were included in total revenues, and to add back operating expenses attributable to such activities that were included in total operating expenses (other than depreciation and amortization and share-based compensation expense, which have already been added back to adjusted OIBDA). Generally, for purposes of calculating these measures, corporate-level and regional-level overhead expenses are allocated to our markets based on gross customer additions and weighted-average customers by market.

Adjusted OIBDA and existing business adjusted OIBDA are non-GAAP financial measures. Adjusted OIBDA and existing business adjusted OIBDA should not be construed as alternatives to operating income or net income as determined in accordance with GAAP, as alternatives to cash flows from operating activities as determined in accordance with GAAP or as measures of liquidity.

In a capital-intensive industry such as wireless telecommunications, management believes that adjusted OIBDA and existing business adjusted OIBDA, as well as the associated percentage margin calculations, are meaningful measures of our operating performance. We use adjusted OIBDA and existing business adjusted OIBDA as supplemental performance measures because management believes they facilitate comparisons of our operating performance from period to period and comparisons of our operating performance to that of other companies by backing out potential differences caused by the age and book depreciation of fixed assets (affecting relative depreciation expenses) as well as the items described above for which additional adjustments were made. While depreciation and amortization are considered operating costs under GAAP, these expenses primarily represent the non-cash current period allocation of costs associated with long-lived assets acquired or constructed in prior periods. Because adjusted OIBDA and existing business adjusted OIBDA facilitate internal comparisons of our historical operating performance, management also uses these metrics for business planning purposes and to measure our performance relative to that of our competitors. In addition, we believe that adjusted OIBDA, existing business adjusted OIBDA, and similar measures are widely used by investors, financial analysts and credit rating agencies as measures of our financial performance over time and to compare our financial performance with that of other companies in our industry.

Adjusted OIBDA and existing business adjusted OIBDA have limitations as analytical tools, and should not be considered in isolation or as substitutes for analysis of our results as reported under GAAP. Some of these limitations include:
•	they do not reflect capital expenditures;

•	although they do not include depreciation and amortization, the assets being depreciated and amortized will often have to be replaced in the future, and adjusted OIBDA and existing business adjusted OIBDA do not reflect cash requirements for such replacements;

•	they do not reflect costs associated with share-based awards exchanged for employee services;

•	they do not reflect the interest expense necessary to service interest or principal payments on current future indebtedness;

•	they do not reflect expenses incurred for the payment of income taxes and other taxes; and

•	other companies, including companies in our industry, may calculate these measures differently than we do, limiting their usefulness as comparative measures.

Management understands these limitations and considers adjusted OIBDA and existing business adjusted OIBDA as financial performance measures that supplement but do not replace the information provided to management by our GAAP results.

(2)	Adjusted OIBDA margin is calculated by dividing adjusted OIBDA by service revenues. Existing business adjusted OIBDA margin is calculated by dividing existing business adjusted OIBDA by existing business service revenues. The term “existing business” refers to our and our consolidated joint ventures’ business operations in markets in service on December 31, 2007, excluding any effects of our Cricket Broadband service. See “Reconciliation of Non-GAAP Financial Measures” below.

(3)	For purposes of calculating the ratio of earnings to fixed charges, earnings represent income (loss) before income taxes, cumulative effect of change in accounting principle, accretion of redeemable noncontrolling interests, net of tax, and equity in net (income) loss of investee plus fixed charges and amortization of capitalized interest, less interest capitalized. “Fixed charges” consist of interest expense, whether expensed or capitalized, and the interest portion of rental expense inherent in our operating leases. The portion of total rental expense that represents the interest factor is estimated to be 33%. Our earnings were inadequate to cover fixed charges for the nine months ended September 30, 2008 and 2009 by $94.0 million and $160.9 million, respectively. See “Calculation of Ratio of Earnings to Fixed Charges” below.
Reconciliation of Non-GAAP Financial Measures
     We utilize certain financial measures, as described above, that are not calculated based on GAAP. Certain of these financial measures are considered “non-GAAP” financial measures within the meaning of Item 10 of Regulation S-K promulgated by the SEC.
     Adjusted OIBDA — The following table reconciles adjusted OIBDA and existing business adjusted OIBDA to operating income (loss), which we consider to be the most directly comparable GAAP financial measure to adjusted OIBDA and existing business adjusted OIBDA (unaudited; in thousands):

	Nine Months Ended
	September 30,
	2008	2009
Operating income	$42,897	$26,634
Plus depreciation and amortization	254,839	297,230

OIBDA	$297,736	$323,864
Less gain on sale or disposal of assets	(559)	(1,436)
Plus impairment of assets	177	639
Plus share-based compensation expense	25,502	33,069

Adjusted OIBDA	$322,856	$356,136
Plus net operating expense attributable to markets launched after December 31, 2007 and the Cricket Broadband service included in total operating expenses	113,468	174,763

Existing business adjusted OIBDA	$436,324	$530,899

Adjusted OIBDA and existing business adjusted OIBDA margin:
Service revenues	$1,250,595	$1,596,858
Adjusted OIBDA margin	26%	22%

Existing business service revenues	$1,213,799	$1,304,113
Existing business adjusted OIBDA margin	36%	41%

Calculation of Ratio of Earnings to Fixed Charges
(Unaudited; in thousands, except for ratios)

	Nine Months Ended
	September 30,
	2008	2009
Computation of earnings:
Income (loss) before income taxes, cumulative effect of change in accounting principle, accretion of redeemable noncontrolling interests, net of tax, and equity in net (income) loss of investee	$(58,002)	$(147,528)
Fixed charges	190,539	227,069
Capitalized interest, net of amounts amortized	(36,032)	(13,386)

Total earnings	$96,505	$66,155

Computation of fixed charges:
Interest costs, including amounts capitalized	$147,710	$170,486
Estimated interest expense portion of rent expense(1)	42,829	56,583

Total fixed charges	$190,539	$227,069

Ratio of earnings to fixed charges	—	—
Deficiency of earnings to fixed charges	$(94,034)	$(160,914)

(1)	One third of rent expense is deemed to be a reasonable approximation of the interest factor.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEAP WIRELESS INTERNATIONAL, INC.
Date: November 6, 2009	By:	/s/ Robert J. Irving, Jr.
		Name:	Robert J. Irving, Jr.
		Title:	Senior Vice President and General Counsel

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